EXHIBIT 11
                             DENBURY RESOURCES INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                                                                   Year Ended December 31,
                                                                          -----------------------------------------
                                                                              1998           1997           1996
                                                                          -------------   ----------      ---------
                             CANADIAN GAAP                                    (Amounts in thousands except per
                             -------------                                             share amounts)
Basic EPS:
----------
     Weighted average shares outstanding                                         25,926       20,224         13,104
                                                                          =============   ==========      =========
     Net income (loss)                                                    $    (287,145)  $   14,903      $   8,744
                                                                          =============   ==========      =========

     Basic earnings (loss) per common share                               $      (11.08)  $     0.74      $    0.67
                                                                          =============   ==========      =========


Fully Diluted EPS:
------------------
     Weighted average shares outstanding                                         25,926       20,224         13,104
     Assumed conversions:
         Convertible debentures                                                  (b)           (b)              391
         Warrants                                                                (a)             700            750
         Stock options                                                           (a)           1,550          1,053
         Convertible preferred                                                   (b)           (b)            (a)
                                                                          -------------   ----------      ---------
      Adjusted shares outstanding                                                25,926       22,474         15,298
                                                                          -------------   ----------      ---------

      Net income (loss)                                                   $    (287,145)  $   14,903      $   8,744
      Adjustments:
         Interest on subordinated debentures                                     (b)           (b)              126
         Interest on warrant proceeds                                            (a)             169            245
         Interest on option proceeds                                             (a)             572            365
         Imputed preferred dividend                                              (b)           (b)            (a)
                                                                          -------------   ----------      ---------
      Adjusted net income (loss)                                          $    (287,145)  $   15,644      $   9,480
                                                                          -------------   ----------      ---------
      Fully diluted earnings (loss) per common share                      $      (11.08)  $     0.70      $    0.62
                                                                          =============   ==========      =========

(a) Anti-dilutive or immaterial
(b) Not applicable for this period

                                   EXHIBIT 11
                             DENBURY RESOURCES INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                                                                    Year Ended December 31,
                                                                           ------------------------------------------
                                                                               1998             1997          1996
                                                                           -------------      ---------     ---------
                               U.S. GAAP                                        (Amounts in thousands except per
                               ---------                                                 share amounts)
Basic EPS:
----------
     Weighted average shares outstanding                                          25,926         20,224        13,104
                                                                           =============      =========     =========

       Net income (loss)                                                   $    (287,145)     $  14,903     $   8,744
                                                                           =============      =========     =========

     Basic earnings (loss) per common share                                $      (11.08)     $    0.74     $    0.67
                                                                           =============      =========     =========


Diluted EPS:
------------
     Weighted average shares outstanding                                          25,926         20,224        13,104
     Net adjustments to shares after repurchases with proceeds:
         Convertible debentures                                                 (b)              (b)              391
         Warrants                                                               (a)                 428           402
         Stock options                                                          (a)                 793           397
         Convertible preferred                                                  (b)              (b)            (a)
                                                                           -------------      ---------     ---------
      Adjusted shares outstanding                                                 25,926         21,445        14,294
                                                                           -------------      ---------     ---------
      Net income (loss)                                                    $    (287,145)     $  14,903     $   8,744
      Adjustments:
         Interest on subordinated debentures                                    (b)              (b)              220
         Imputed preferred dividend                                             (b)              (b)            (a)
                                                                           -------------      ---------     ---------
      Adjusted net income (loss)                                           $    (287,145)     $  14,903     $   8,964
                                                                           -------------      ---------     ---------
      Diluted earnings (loss) per common share                             $      (11.08)     $    0.70     $    0.63
                                                                           =============      =========     =========

(a) Anti-dilutive or immaterial
(b) Not applicable for this period


                                       -2-